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                                                                  Exhibit 10.11


    CHURCHILL BENEFIT CORPORATION, D/B/A FREEAGENT.COM, CONSULTING AGREEMENT


Agreement made this __ day of _________, 1999 by and between Churchill Benefit Corporation, d/b/a FreeAgent.com ("FreeAgent.com"), having a place of business at 100 East Linton Blvd., Suite 402A, Delray Beach, Florida 33483 and __________________ ("Broker"), having a place of business at __________________.

     WHEREAS, FreeAgent.com is in the business of providing, through employees of FreeAgent.com selected by clients, brokers or clients of brokers, as an independent contractor to clients, or clients of brokers who have requested brokers to refer temporary staffing, to perform computer programming, software development, systems analysis, professional engineering, technical writing or other consulting services and Broker is desirous of retaining FreeAgent.com to provide certain of said consulting services;

     NOW, THEREFORE, in consideration of the premises set forth above and for other good and valuable consideration, the receipt of which is hereby acknowledged and subject to the terms and conditions of this Agreement, the parties hereto agree as follows:

1.   SERVICES.

     Broker hereby retains FreeAgent.com to perform the services set forth in Schedule A to this Agreement and any additional Schedules executed by Broker and FreeAgent.com. Each Schedule for services will be successively lettered [for example, A, B, C, etc.], will describe the consulting services (the "Services") that Broker will purchase from FreeAgent.com, will name Broker's Client (the entity that has requested Broker to provide temporary staffing), will set forth the approximate commencement date and duration of the Services, the name of FreeAgent.com's employee (the "Named Employee") who will perform the Services, the prices and other details of the Services, and will be signed by an authorized representative of FreeAgent.com and Broker. Schedule A and any other Schedules executed by Broker and FreeAgent.com during the term of this Agreement (the "Schedules") will be subject to the terms and conditions of this Agreement.

     FreeAgent.com will use its reasonable commercial efforts to cause the Named Employee to perform the Services in a good and workmanlike manner. It is understood and agreed that the Named Employee has been selected by Broker or Broker's Client to perform the Services, that FreeAgent.com has not participated in such selection and that FreeAgent.com does not have the resources, nor will it have any obligation, to replace the Named Employee with another employee of FreeAgent.com in the event that the Named Employee is unable or unwilling, for any reason, to perform the Services; FreeAgent.com shall have no liability to Broker or Broker's Client on account of such inability or unwillingness of the Named Employee.

     If Broker orders from FreeAgent.com additional Services, such Services shall be specified in a Schedule which when signed by Broker and FreeAgent.com shall become part of this Agreement and subject to its terms and conditions.

     Broker acknowledges that the successful completion of the Services by FreeAgent.com will require the full, timely and good faith cooperation of Broker, Broker's Client

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and their employees, including, without limitation, making available to
FreeAgent.com personnel of Broker's Client who will assist in the installation, testing, and support relating to the Services, and Broker's Client providing in a timely manner all information and access to key personnel as appropriate to enable FreeAgent.com to perform the Services.

2.   AUTHORITY, AND HOURS OF SERVICE.

     (a) Authority: FreeAgent.com and Broker represent and warrant that they have the right, power, and authority to enter into this Agreement, and to perform their obligations under this Agreement.

     (b) Hours of Service: FreeAgent.com shall provide the Services during Broker's Client's regular working hours and at a location to be agreed to by Broker's Client and FreeAgent.com, using materials and equipment furnished by Broker's Client or FreeAgent.com. FreeAgent.com shall determine the method, details, and means of performing the Services. Any services provided outside of the specified hours of service shall be furnished at FreeAgent.com's applicable rates and terms then in effect.

3.   PAYMENTS, FEES AND CHARGES.

     (a) Broker shall pay FreeAgent.com for the Services its rates, fees and charges set forth in the Schedule for such services. FreeAgent.com will maintain records of the hours that the Services have been performed, have Broker's Client sign the records to confirm the hours worked, and submit the signed records to Broker, together with FreeAgent.com's invoice for payment based upon the hours worked. FreeAgent.com is entitled to payment of its invoices only upon Broker receiving the necessary payments from Broker's Client to cover the hours represented by FreeAgent.com's invoice; Broker will use its reasonable commercial efforts to obtain such payments from Broker's Client. Broker may pay FreeAgent.com's invoice prior to receiving payment from Broker's Client. In the event that Broker's Client refuses to pay Broker for the Services because of unsatisfactory performance by the Named Employee and Broker has paid FreeAgent.com for the Services, then, unless FreeAgent.com has paid the Named Employee for the Services, FreeAgent.com will refund any overpayment to Broker. In the event that FreeAgent.com has paid the Named Employee for the Services, then the obligation to refund such overpayment shall be that of the Named Employee only, but FreeAgent.com shall use its reasonable commercial efforts to cause the Named Employee to refund such overpayment.

     (b) Broker shall pay FreeAgent.com at FreeAgent.com's applicable rates and terms then in effect for the services performed for Broker or Broker's Client which are not set forth above and which are requested or approved by Broker. Broker shall, to the extent approved in advance by Broker's Client, reimburse FreeAgent.com for expenses incurred by FreeAgent.com with respect to services rendered to Broker's Client under this Agreement, including, but not limited to, the cost of travel required to perform such services.

     (c) Unless different payment terms are set forth in a Schedule to this Agreement, FreeAgent.com shall invoice Broker at the end of each two (2) week period for all fees and charges accrued, and all reimbursable expenses incurred, during such two (2) week period, and Broker shall pay the invoiced amount within thirty (30) days of receipt of such invoice. In


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addition to any remedies for non-payment provided for in this Agreement, any amount payable under this Agreement not paid within thirty (30) days after the invoice date shall bear interest from the invoice date to the date of payment at the lesser of one and one-half percent (1 V2%) per month or the highest rate allowed by applicable law.

4.   TERM OF AGREEMENT.

     This Agreement shall continue in effect for the period set forth in the Schedules; if no period is set forth, then it shall be for a period of twelve
(12) months from the date hereof and for such longer period as FreeAgent.com is performing Services under this Agreement.

5.   OWNERSHIP OF WORK PRODUCT.

     Unless FreeAgent.com or the Named Employee and Broker's Client otherwise agree in writing, all documents, deliverables, software, systems designs, disks, tapes, and any other materials (collectively "Materials") created in whole or in part by the Named Employee in the course of providing services to Broker's Client under this Agreement shall be treated as "work made for hire" (as the term is defined in Section 101 of the Copyright Act of 1976, as amended) of Broker's Client and the copyright and all other ownership rights in the Materials shall be owned by Broker's Client, and the Named Employee shall immediately disclose to Broker's Client all discoveries, inventions, enhancements, developments, improvements and similar creations (collectively "Creations") made, in whole or in part, by the Named Employee in the course of providing services to Broker's Client. Broker's Client shall own all rights to the Materials and Creations, including, without limitation, all copyright, trademark, service mark, and patent rights and all other intellectual property rights in, to and under the Materials and Creations (collectively the "Intellectual Property"). For good and valuable consideration, FreeAgent.com hereby assigns or will cause the Named Employee to assign to Broker's Client all right, title and interest, throughout the world, to the Intellectual Property.

6.   WARRANTIES.

     (a) FreeAgent.com warrants that during the period that FreeAgent.com is performing services under this Agreement the Intellectual Property will not infringe any copyright, United States trademark, patent, or other proprietary right of any other person. Broker's Client shall promptly notify FreeAgent.com in writing of any claim, action, or proceeding relating to the foregoing warranty and shall permit FreeAgent.com to control the settlement of such claim, action or proceeding and, through counsel of FreeAgent.com's choice, to defend the claim, action, or proceeding at its expense. Broker's Client shall cooperate with and assist FreeAgent.com, as requested by FreeAgent.com, in the defense of any such claim, action, or proceeding. In the event of any such claim, action, or proceeding, FreeAgent.com may, at its option and expense, either: (x) procure for Broker's Client the right to use the Intellectual Property; (y) replace or modify the Intellectual Property to make it non-infringing, but functionally equivalent; or (z) if the right to continue to use the Intellectual Property cannot be procured and the Intellectual Property cannot be replaced or modified at reasonable expense, reimburse Broker's Client for the amount paid, if any, under this Agreement for the Intellectual Property, less a reasonable sum for use. It is understood and agreed that any liability or obligation with respect to the foregoing warranties shall be the liability and obligation of the



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Named Employee, although FreeAgent.com will use its reasonable commercial efforts to cause the Named Employee to perform his or her obligations under this Agreement. The foregoing states the entire liability of FreeAgent.com and the Named Employee with respect to infringement of any patent, copyright, or other proprietary right by the Intellectual Property.

     (b) FreeAgent.com warrants that during the period that FreeAgent.com is performing Services under this Agreement the Services will be performed in a good and workmanlike manner and that the Intellectual Property will be free from material defects and conform to applicable specifications. FreeAgent.com will, during the period that FreeAgent.com is performing Services under this Agreement, correct any such material defects and bring the Intellectual Property into material conformance with applicable specifications. It is understood and agreed that any liability or obligation with respect to the foregoing warranties shall be the liability and obligation of the Named Employee, although FreeAgent.com will use its reasonable commercial efforts to cause the Named Employee to perform his or her obligations under this Agreement. The foregoing states the entire liability of FreeAgent.com and the Named Employee with respect to defects in the Services or non-conformance with specifications.

7.   DISCLAIMER OF WARRANTY AND LIMITATION OF LIABILITY.

     (a) EXCEPT AS EXPRESSLY SET FORTH IN THIS AGREEMENT, FreeAgent.com and the Named Employee EXPRESSLY DISCLAIM ANY AND ALL WARRANTIES CONCERNING THE SERVICES TO BE RENDERED, WHETHER EXPRESS OR IMPLIED, INCLUDING, WITHOUT LIMITATION, ANY WARRANTY OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE.

     (b) Broker's (including Broker's Client's) and FreeAgent.com's (including the Named Employee's) cumulative liability to the other for all claims arising in connection with the performance of services under this Agreement Services shall not exceed the total fees payable by Broker under this Agreement for the specific services giving rise to the claim. IN NO EVENT SHALL Broker (including Broker's Client) or FreeAgent.com (including the Named Employee) BE LIABLE TO THE OTHER FOR ANY INDIRECT, CONSEQUENTIAL, PUNITIVE, SPECIAL, EXEMPLARY, OR INCIDENTAL DAMAGES OF WHATEVER KIND AND HOWEVER CAUSED, EVEN IF Broker (including Broker's Client's) or FreeAgent.com (including the Named Employee), AS APPLICABLE, KNEW OR SHOULD HAVE KNOWN OF THE POSSIBILITY OF SUCH DAMAGES.

     (c) Broker will use its reasonable commercial efforts to obtain the agreement of Broker's Client to the provisions of this Article and the previous Article.

8.   INDEPENDENT CONTRACTOR.

     FreeAgent.com, in performance of this Agreement, is acting as an independent contractor and shall have exclusive control of the manner and means of performing the services to be performed under this Agreement. FreeAgent.com has advised the Named Employee that the Named Employee is not an employee of Broker or Broker's Client and is not entitled to any benefits provided by Broker or Broker's Client, or by law, to their employees, including, without limitation, worker's compensation, health, disability, or any other insurance, vacations, sick days



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or leave, pension or other retirement benefits, or any other benefits under employee benefit plans. Broker will make not deductions from the fees paid to FreeAgent.com under this Agreement for any federal, state or local taxes. It shall be FreeAgent.com's obligation to make all income tax and other tax withholdings and payments with respect to the Named Employee.

9.   INSURANCE.

     FreeAgent.com shall provide evidence of the following insurance prior to commencing the performance of services under this Agreement:

     (a) worker's compensation, employers' liability, and occupational disease insurance meeting statutory minimum requirements;

     (b) commercial general liability insurance, including bodily injury, property damage, and products and completed operations, personal injury, and advertising injury with the following limits of liability: (i) per occurrence of $1,000,000, and (ii) general aggregate of $2,000,000; and

     (c) automobile liability insurance covering all owned, hired and non-owned vehicles with a $1,000,000 combined single limit per occurrence.

10.  TERMINATION.

     Should FreeAgent.com or Broker (a) default in the performance of any of its material obligations under this Agreement for a period of thirty (30) days after the other has given written notice of such default, or (b) dissolve or become insolvent or subject any of its property to the appointment of a receiver or make an assignment for the benefit of creditors, then the other may upon written notice terminate this Agreement. A waiver of default shall be in writing signed by both FreeAgent.com and Broker and shall not be a waiver of any other or of a subsequent default. Broker may terminate this Agreement upon written notice to FreeAgent.com in the event that Broker's Client no longer desires the services of FreeAgent.com, but Broker shall use its reasonable commercial efforts to cause Broker's Client to give FreeAgent.com at least fifteen (15) days notice of termination without cause.

11.  OTHER SERVICE.

     At the Broker's request, other services not specified in this Agreement will be furnished by the Named Employee on a reasonable efforts basis at FreeAgent.com's applicable rates and terms then in effect.

12.  ACCESS TO FACILITIES.

     FreeAgent.com shall have reasonable access to Broker's Client's facilities to provide services under this Agreement, and Broker shall provide a safe place in which to perform such services.



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13.  CONFIDENTIALITY.

     Broker's Client may provide FreeAgent.com with technical data, trade secrets, plans for products or services, client or supplier lists, marketing plans, software, source code for software, financial documents or data, inventions, processes, technology, designs, and other information and documents of Broker's Client or Broker's Client's clients ("Confidential Information"). Confidential Information shall not include information that: (a) is or becomes generally available to the public other than as a result of a disclosure by FreeAgent.com; (b) is or becomes available to FreeAgent.com on a non-confidential basis; and (c) is independently developed by the FreeAgent.com without the use of the Confidential Information. FreeAgent.com will not disclose and will keep confidential the Confidential Information, except to employees, consultants, or agents to whom disclosure is necessary to render services under this Agreement and who shall be bound by the terms hereof, using the same care as it uses to maintain the confidentiality of its most confidential information.

     FreeAgent.com may disclose Confidential Information pursuant to any governmental, judicial, or administrative order, subpoena, or discovery request, provided that FreeAgent.com uses reasonable efforts to notify Broker's Client of such order, subpoena, or discovery request so that Broker's Client may seek to make such disclosure subject to a protective order or confidentiality agreement.

14.  GENERAL.

     Neither Broker nor FreeAgent.com shall be responsible for any failure to perform any obligation under this Agreement due to strikes or causes beyond its reasonable control; this provision does not affect Broker's obligation to make payment that is otherwise due.

     FreeAgent.com and Broker shall be entitled to assign this Agreement and its rights hereunder to the purchaser of all or substantially all of its assets, or to the surviving entity in any merger or consolidation.

     This Agreement, including all Schedules, constitutes the entire agreement between FreeAgent.com and Broker with respect to the furnishing by FreeAgent.com of Services by the Named Employee. No provision of this Agreement shall be deemed waived, amended, or modified by either party unless such waiver, amendment or modification be in writing signed by the party against whom it is sought to enforce the waiver, amendment or modification.

     Any notice required or permitted to be given by either party under this Agreement shall be in writing and shall be sent by personal or overnight commercial delivery to the address specified by each party herein.

     In any action or proceeding to enforce any of the terms or provisions of this Agreement or on account of the breach hereof, the party prevailing shall be entitled to recover all its expenses, including, without limitation, reasonable attorney's fees.

     The terms and conditions of this Agreement, including all Schedules, shall prevail notwithstanding any variance with the terms and conditions of any order submitted by Broker for FreeAgent.com services.



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     IN WITNESS WHEREOF, the parties to this Agreement have caused it to be duly executed by their respective duly authorized officers or representatives on the day and year first above written.


Churchill Benefit Corporation, d/b/a        Broker:_____________________________
FreeAgent.com


By:____________________________________     By:_________________________________


Date:__________________________________     Date:_______________________________


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                                   Schedule A


     To Agreement between Churchill Benefit Corporation, d/b/a FreeAgent.com ("FreeAgent.com") and _________________ ("Broker"), dated _________________,
1999.

The Services, Broker's Client on behalf of whom the Services will be performed, the commencement date and duration of the Services, the name of FreeAgent.com's employee who will perform the Services, the prices, terms of payment and other details of such Services referred to in the Agreement (the "Agreement") to which this Schedule A is attached are as follows:

Description of the Services to be performed by the Named Employee:

Broker's Client:

The commencement date and duration of the Services:

FreeAgent.com employee assigned to perform the Services (the "Named Employee"):

Rate:

Overtime rate:

Invoicing frequency:

Payment terms:

IN WITNESS WHEREOF, the parties hereto each acting with proper authority have executed this Schedule A, on the date written above.


Churchill Benefit Corporation, d/b/a        Broker:_____________________________
FreeAgent.com

By:____________________________________     By:_________________________________


Name:__________________________________     Name:_______________________________


Title:_________________________________     Title:______________________________


Date:__________________________________     Date:_______________________________